Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Investor contacts: Cheryl Scully (954) 769-7734 scullyc@autonation.com Kate Keyser-Pearlman (954) 769-7342 keyserk1@autonation.com

AutoNation Reports Record Third Quarter EPS from Continuing Operations

•	EPS from continuing operations was $0.66, a record for third quarter results and an increase of 38% compared to prior year period

•	Operating income of $163.7 million, an increase of 14% compared to prior year period

•
Total revenue of $3.93 billion, up 12% compared to the year-ago period; revenue for all major business sectors - new vehicles, used vehicles, parts and service, and finance and insurance - improved compared to the third quarter of 2011

FORT LAUDERDALE, Fla., (October 25, 2012) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported 2012 third quarter net income from continuing operations of $82 million, or $0.66 per share, compared to net income from continuing operations of $71 million, or $0.48 per share, for the same period in the prior year, a 38% improvement on a per-share basis.
2012 third quarter revenue totaled $3.93 billion, compared to $3.51 billion in the year-ago period, an increase of 12%, driven primarily by stronger retail new vehicle unit sales. AutoNation’s retail new vehicle unit sales increased 21%. Based on CNW Research data, in the third quarter, total U.S. industry retail new vehicle unit sales increased 15%.
Mike Jackson, Chairman and Chief Executive Officer, said, “We delivered solid double-digit growth in operating income and EPS from continuing operations in the third quarter of 2012, as we drove increased profitability in each of our business sectors.”
Commenting on the automotive retail environment, Mr. Jackson added, “We continued to see a strong new vehicle selling environment in the third quarter, reflected in a seasonally adjusted U.S. industry annual selling rate of 14.5 million units. We are expecting industry new vehicle sales to be mid-14 million units in 2012.”
AutoNation has three operating segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and Chrysler; the Import(1) segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Hyundai, and Nissan; and the Premium Luxury(1) segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Audi, and Lexus. Segment results for the third quarter of 2012 were as follows:

•	Domestic – Domestic segment income(2) was $52 million compared to year-ago segment income of $47 million. Third quarter Domestic retail new vehicle unit sales increased 9%.

•
Import – Import segment income(2) was $69 million compared to year-ago segment income of $61 million. Third quarter Import retail new vehicle unit sales increased 35% as sales normalized from the tsunami effects from the prior year.

•	Premium Luxury – Premium Luxury segment income(2) was $63 million compared to year-ago segment income of $53 million. Third quarter Premium Luxury retail new vehicle unit sales increased 11%.
For the nine-month period ended September 30, 2012, the Company reported adjusted net income from continuing operations of $237 million, or $1.88 per share, compared to net income from continuing operations of $214 million, or $1.43 per share for the same period in the prior year, an improvement of 31% on a per-share basis. On a GAAP basis, net income from continuing operations for the nine-month period ended September 30, 2012 was $234 million, or $1.85 per share. Reconciliations of non-

GAAP financial measures are included in the attached financial tables. The Company’s revenue for the nine-month period ended September 30, 2012, totaled $11.50 billion, up 13% compared to $10.15 billion for the same period in the prior year.
The third quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time or on AutoNation’s investor relations website at http://investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on October 25, 2012, through November 2, 2012 by calling (800) 518-0083 (password 75300).

(1)
As of March 31, 2012, we revised the basis of segmentation for our Import and Premium Luxury segments to reclassify our Audi franchises from the Import segment to the Premium Luxury segment. In connection with this change, we have reclassified historical amounts to conform to our current segment presentation.

(2)	Segment income is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation is transforming the automotive retail industry through bold leadership.  We deliver a superior automotive retail experience through our customer-focused sales and service processes.   Owning and operating 261 new vehicle franchises, which sell 32 brands across 15 states, AutoNation is America’s largest automotive retailer, with state-of-the-art operations and the ability to leverage economies of scale that benefit the customer.  As an indication of our leadership position in our industry, AutoNation is a component of the S&P 500 Index.  AutoNation is driven to be the best-run, most profitable automotive retailer. Follow us at www.facebook.com/autonation and www.twitter.com/autonation.
For additional information about AutoNation, please visit http://investors.autonation.com or www.autonation.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our expectations for the automotive retail industry, as well as statements that describe our objectives, goals, or plans, are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions generally; conditions in the credit markets and changes in interest rates; the success and financial viability of vehicle manufacturers and distributors with which we hold franchises; factors affecting our goodwill and other intangible asset impairment testing; natural disasters and other adverse weather events; restrictions imposed by vehicle manufacturers; the resolution of legal and administrative proceedings; regulatory factors affecting our business; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
NON-GAAP FINANCIAL MEASURES
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as adjusted net income and earnings per share from continuing operations, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure, provide a meaningful presentation of the Company’s results from its core business operations excluding the impact of items not related to the Company’s ongoing core business operations, and improve the period-to-period comparability of the Company’s results from its core business operations.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
($ in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
New vehicle	$2,240.5	$1,881.6	$6,430.9	$5,413.3
Used vehicle	936.4	911.9	2,802.6	2,630.6
Parts and service	596.8	578.0	1,799.2	1,720.0
Finance and insurance, net	147.0	121.9	422.3	349.6
Other	13.1	13.1	40.3	40.4
Total revenue	3,933.8	3,506.5	11,495.3	10,153.9
Cost of sales:
New vehicle	2,095.8	1,743.4	6,006.7	5,013.1
Used vehicle	863.7	845.4	2,571.7	2,407.4
Parts and service	345.0	336.1	1,043.8	988.4
Other	6.7	6.4	19.5	20.2
Total cost of sales	3,311.2	2,931.3	9,641.7	8,429.1
Gross profit	622.6	575.2	1,853.6	1,724.8
Selling, general and administrative expenses	435.8	411.4	1,307.3	1,236.7
Depreciation and amortization	22.9	20.9	64.9	62.7
Franchise rights impairment	—	—	4.2	—
Other expenses (income), net	0.2	(1.2)	0.6	(3.1)
Operating income	163.7	144.1	476.6	428.5
Non-operating income (expense) items:
Floorplan interest expense	(11.4)	(9.7)	(32.9)	(31.8)
Other interest expense	(22.2)	(16.4)	(65.2)	(48.6)
Interest income	—	—	0.2	0.6
Other income (loss), net	2.5	(2.4)	3.1	(0.2)
Income from continuing operations before income taxes	132.6	115.6	381.8	348.5
Income tax provision	50.7	44.9	147.4	134.2
Net income from continuing operations	81.9	70.7	234.4	214.3
Loss from discontinued operations, net of income taxes	(0.3)	—	(1.2)	(2.3)
Net income	$81.6	$70.7	$233.2	$212.0
Diluted earnings (loss) per share*:
Continuing operations	$0.66	$0.48	$1.85	$1.43
Discontinued operations	$—	$—	$(0.01)	$(0.02)
Net income	$0.66	$0.48	$1.84	$1.42
Weighted average common shares outstanding	123.4	147.0	126.4	149.5
Common shares outstanding, net of treasury stock, at September 30	121.7	141.4	121.7	141.4

* Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	$ Variance	% Variance	2012	2011	$ Variance	% Variance
Revenue:
New vehicle	$2,240.5	$1,881.6	$358.9	19.1	$6,430.9	$5,413.3	$1,017.6	18.8
Retail used vehicle	811.5	780.5	31.0	4.0	2,442.1	2,293.9	148.2	6.5
Wholesale	124.9	131.4	(6.5)	(4.9)	360.5	336.7	23.8	7.1
Used vehicle	936.4	911.9	24.5	2.7	2,802.6	2,630.6	172.0	6.5
Parts and service	596.8	578.0	18.8	3.3	1,799.2	1,720.0	79.2	4.6
Finance and insurance, net	147.0	121.9	25.1	20.6	422.3	349.6	72.7	20.8
Other	13.1	13.1	—		40.3	40.4	(0.1)
Total revenue	$3,933.8	$3,506.5	$427.3	12.2	$11,495.3	$10,153.9	$1,341.4	13.2
Gross profit:
New vehicle	$144.7	$138.2	$6.5	4.7	$424.2	$400.2	$24.0	6.0
Retail used vehicle	72.5	67.4	5.1	7.6	226.1	218.3	7.8	3.6
Wholesale	0.2	(0.9)	1.1		4.8	4.9	(0.1)
Used vehicle	72.7	66.5	6.2	9.3	230.9	223.2	7.7	3.4
Parts and service	251.8	241.9	9.9	4.1	755.4	731.6	23.8	3.3
Finance and insurance	147.0	121.9	25.1	20.6	422.3	349.6	72.7	20.8
Other	6.4	6.7	(0.3)		20.8	20.2	0.6
Total gross profit	622.6	575.2	47.4	8.2	1,853.6	1,724.8	128.8	7.5
Selling, general and administrative expenses	435.8	411.4	(24.4)	(5.9)	1,307.3	1,236.7	(70.6)	(5.7)
Depreciation and amortization	22.9	20.9	(2.0)		64.9	62.7	(2.2)
Franchise rights impairment	—	—	—		4.2	—	(4.2)
Other expenses (income), net	0.2	(1.2)	(1.4)		0.6	(3.1)	(3.7)
Operating income	163.7	144.1	19.6	13.6	476.6	428.5	48.1	11.2
Non-operating income (expense) items:
Floorplan interest expense	(11.4)	(9.7)	(1.7)		(32.9)	(31.8)	(1.1)
Other interest expense	(22.2)	(16.4)	(5.8)		(65.2)	(48.6)	(16.6)
Interest income	—	—	—		0.2	0.6	(0.4)
Other income (loss), net	2.5	(2.4)	4.9		3.1	(0.2)	3.3
Income from continuing operations before income taxes	$132.6	$115.6	$17.0	14.7	$381.8	$348.5	$33.3	9.6
Retail vehicle unit sales:
New	68,350	56,309	12,041	21.4	196,853	163,843	33,010	20.1
Used	45,643	44,226	1,417	3.2	137,995	129,148	8,847	6.9
	113,993	100,535	13,458	13.4	334,848	292,991	41,857	14.3
Revenue per vehicle retailed:
New	$32,780	$33,416	$(636)	(1.9)	$32,669	$33,040	$(371)	(1.1)
Used	$17,779	$17,648	$131	0.7	$17,697	$17,762	$(65)	(0.4)
Gross profit per vehicle retailed:
New	$2,117	$2,454	$(337)	(13.7)	$2,155	$2,443	$(288)	(11.8)
Used	$1,588	$1,524	$64	4.2	$1,638	$1,690	$(52)	(3.1)
Finance and insurance	$1,290	$1,213	$77	6.3	$1,261	$1,193	$68	5.7

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2012 (%)	2011 (%)	2012 (%)	2011 (%)
Revenue mix percentages:
New vehicle	57.0	53.7	55.9	53.3
Used vehicle	23.8	26.0	24.4	25.9
Parts and service	15.2	16.5	15.7	16.9
Finance and insurance, net	3.7	3.5	3.7	3.4
Other	0.3	0.3	0.3	0.5
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	23.2	24.0	22.9	23.2
Used vehicle	11.7	11.6	12.5	12.9
Parts and service	40.4	42.1	40.8	42.4
Finance and insurance	23.6	21.2	22.8	20.3
Other	1.1	1.1	1.0	1.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	6.5	7.3	6.6	7.4
Used vehicle - retail	8.9	8.6	9.3	9.5
Parts and service	42.2	41.9	42.0	42.5
Total	15.8	16.4	16.1	17.0
Selling, general and administrative expenses	11.1	11.7	11.4	12.2
Operating income	4.2	4.1	4.1	4.2
Operating items as a percentage of total gross profit:
Selling, general and administrative expenses	70.0	71.5	70.5	71.7
Operating income	26.3	25.1	25.7	24.8

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Segment Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	$ Variance	% Variance	2012	2011	$ Variance	% Variance
Revenue:
Domestic	$1,285.0	$1,204.4	$80.6	6.7	$3,809.2	$3,445.5	$363.7	10.6
Import	1,523.3	1,268.8	254.5	20.1	4,365.7	3,692.1	673.6	18.2
Premium luxury	1,086.4	998.2	88.2	8.8	3,202.0	2,905.4	296.6	10.2
Total segment revenue	3,894.7	3,471.4	423.3	12.2	11,376.9	10,043.0	1,333.9	13.3
Corporate and other	39.1	35.1	4.0	11.4	118.4	110.9	7.5	6.8
Total consolidated revenue	$3,933.8	$3,506.5	$427.3	12.2	$11,495.3	$10,153.9	$1,341.4	13.2

*Segment income
Domestic	$51.9	$46.7	$5.2	11.1	$155.2	$135.8	$19.4	14.3
Import	69.0	61.1	7.9	12.9	198.1	178.4	19.7	11.0
Premium luxury	62.9	53.4	9.5	17.8	190.0	170.8	19.2	11.2
Total segment income	183.8	161.2	22.6	14.0	543.3	485.0	58.3	12.0
Corporate and other	(31.5)	(26.8)	(4.7)		(99.6)	(88.3)	(11.3)
Add: Floorplan interest expense	11.4	9.7	1.7		32.9	31.8	1.1
Operating income	$163.7	$144.1	$19.6	13.6	$476.6	$428.5	$48.1	11.2

* Segment income is defined as operating income less floorplan interest expense

Retail new vehicle unit sales:
Domestic	21,579	19,789	1,790	9.0	64,085	56,276	7,809	13.9
Import	35,578	26,404	9,174	34.7	100,331	79,000	21,331	27.0
Premium luxury	11,193	10,116	1,077	10.6	32,437	28,567	3,870	13.5
	68,350	56,309	12,041	21.4	196,853	163,843	33,010	20.1

Brand Mix - New Vehicle Retail Units Sold	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012 (%)	2011 (%)	2012 (%)	2011 (%)
Domestic:
Ford, Lincoln	17.2	19.4	17.7	18.7
Chevrolet, Buick, Cadillac, GMC	10.5	12.2	11.1	12.4
Chrysler, Jeep, Dodge	3.9	3.5	3.8	3.2
Domestic total	31.6	35.1	32.6	34.3
Import:
Honda	11.6	9.1	11.6	11.1
Toyota	21.2	18.1	20.8	18.2
Nissan	12.0	12.7	11.6	11.9
Other imports(1)	7.2	7.0	6.9	7.1
Import total	52.0	46.9	50.9	48.3
Premium Luxury:
Mercedes-Benz	7.0	8.1	7.3	7.7
BMW	4.6	5.2	4.3	4.9
Lexus	2.1	2.0	2.0	1.9
Other premium luxury (Audi, Land Rover, Porsche)(1)	2.7	2.7	2.9	2.9
Premium Luxury total	16.4	18.0	16.5	17.4
	100.0	100.0	100.0	100.0
 (1) As of March 31, 2012, we revised the basis of segmentation for our Import and Premium Luxury segments to reclassify our Audi franchises from the Import segment to the Premium Luxury segment. In connection with this change, we have reclassified historical amounts to conform to our current segment presentation. We have five Audi franchises for which we reclassified revenue of $49.5 million and segment income of $3.9 million during the three months ended September 30, 2011, and revenue of $136.9 million and segment income of $9.5 million during the nine months ended September 30, 2011.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Capital Expenditures / Stock Repurchases	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Capital expenditures (1)	$45.8	$50.0	$122.8	$113.6
Acquisitions	$—	$—	$—	$64.2
Proceeds from exercises of stock options	$20.3	$26.3	$22.1	$66.3
Stock repurchases:
Aggregate purchase price	$—	$195.9	$531.6	$365.6
Shares repurchased (in millions)	—	5.7	15.4	10.8

Floorplan Assistance and Expense	Three Months Ended September 30,			Nine Months Ended September 30,
	2012	2011	Variance	2012	2011	Variance
Floorplan assistance earned (included in cost of sales)	$18.8	$15.7	$3.1	$54.5	$44.7	$9.8
Floorplan interest expense (new vehicles)	(10.9)	(9.1)	(1.8)	(31.6)	(30.0)	(1.6)
Net new vehicle inventory carrying benefit	$7.9	$6.6	$1.3	$22.9	$14.7	$8.2

Balance Sheet and Other Highlights	September 30, 2012	December 31, 2011	September 30, 2011
Cash and cash equivalents	$98.6	$86.6	$67.3
Inventory	$2,142.1	$1,809.2	$1,601.7
Total floorplan notes payable	$2,200.8	$1,898.8	$1,511.3
Non-vehicle debt	$1,892.3	$1,647.0	$1,487.4
Equity	$1,638.5	$1,894.6	$2,024.9

New days supply (industry standard of selling days, including fleet)	58 days	50 days	45 days
Used days supply (trailing calendar month days) (2)	29 days	31 days	30 days

Key Credit Agreement Covenant Compliance Calculations
Ratio of funded indebtedness/
Adjusted EBITDA		2.74x
Covenant	less than	3.75x

Ratio of funded indebtedness including floorplan/
Total capitalization including floorplan		56.4%
Covenant	less than	65.0%

(1) Includes accrued construction in progress and excludes property acquired under capital leases.

(2) As of December 31, 2011, we have revised our method of calculating used vehicle days supply from a dollar day supply to a unit day supply (including wholesale units). We have revised prior periods to conform to our revised method of calculation.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions, except per share data)

Comparable Basis Reconciliations*	Three Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2012	2011	2012	2011
As reported	$81.6	$70.7	$0.66	$0.48
Discontinued operations, net of income taxes	0.3	—	$—	$—
From continuing operations, as reported	$81.9	$70.7	$0.66	$0.48

Adjusted	$81.9	$70.7	$0.66	$0.48

	Nine Months Ended September 30,
	Net Income		Diluted Earnings Per Share**
	2012	2011	2012	2011
As reported	$233.2	$212.0	$1.84	$1.42
Discontinued operations, net of income taxes	1.2	2.3	$0.01	$0.02
From continuing operations, as reported	234.4	214.3	$1.85	$1.43
Franchise rights impairment	2.6	—	$0.02	$—
Adjusted	$237.0	$214.3	$1.88	$1.43

*	Please refer to the “Non-GAAP Financial Measures” section of the Press Release.
**	Earnings per share amounts are calculated discretely and therefore may not add up to the total.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended September 30,				Nine Months Ended September 30,
	2012	2011	$ Variance	% Variance	2012	2011	$ Variance	% Variance
Revenue:
New vehicle	$2,238.5	$1,881.6	$356.9	19.0	$6,390.0	$5,413.3	$976.7	18.0
Retail used vehicle	809.1	780.5	28.6	3.7	2,425.5	2,293.9	131.6	5.7
Wholesale	123.5	131.4	(7.9)	(6.0)	351.1	336.7	14.4	4.3
Used vehicle	932.6	911.9	20.7	2.3	2,776.6	2,630.6	146.0	5.6
Parts and service	595.3	578.0	17.3	3.0	1,789.4	1,720.0	69.4	4.0
Finance and insurance, net	146.7	121.9	24.8	20.3	419.9	349.6	70.3	20.1
Other	13.0	13.1	(0.1)		40.0	40.4	(0.4)
Total revenue	$3,926.1	$3,506.5	$419.6	12.0	$11,415.9	$10,153.9	$1,262.0	12.4

Gross profit:
New vehicle	$144.6	$138.2	$6.4	4.6	$421.5	$400.2	$21.3	5.3
Retail used vehicle	72.2	67.4	4.8	7.1	224.5	218.3	6.2	2.8
Wholesale	0.2	(0.9)	1.1		4.8	4.9	(0.1)
Used vehicle	72.4	66.5	5.9	8.9	229.3	223.2	6.1	2.7
Parts and service	251.2	241.9	9.3	3.8	751.1	731.6	19.5	2.7
Finance and insurance	146.7	121.9	24.8	20.3	419.9	349.6	70.3	20.1
Other	6.3	6.7	(0.4)		20.6	20.2	0.4
Total gross profit	$621.2	$575.2	$46.0	8.0	$1,842.4	$1,724.8	$117.6	6.8

Retail vehicle unit sales:
New	68,251	56,309	11,942	21.2	195,406	163,843	31,563	19.3
Used	45,434	44,226	1,208	2.7	136,958	129,148	7,810	6.0
	113,685	100,535	13,150	13.1	332,364	292,991	39,373	13.4

Revenue per vehicle retailed:
New	$32,798	$33,416	$(618)	(1.8)	$32,701	$33,040	$(339)	(1.0)
Used	$17,808	$17,648	$160	0.9	$17,710	$17,762	$(52)	(0.3)

Gross profit per vehicle retailed:
New	$2,119	$2,454	$(335)	(13.7)	$2,157	$2,443	$(286)	(11.7)
Used	$1,589	$1,524	$65	4.3	$1,639	$1,690	$(51)	(3.0)
Finance and insurance	$1,290	$1,213	$77	6.3	$1,263	$1,193	$70	5.9

Operating Percentages	Three Months Ended September 30,		Nine Months Ended September 30,
	2012 (%)	2011 (%)	2012 (%)	2011 (%)
Revenue mix percentages:
New vehicle	57.0	53.7	56.0	53.3
Used vehicle	23.8	26.0	24.3	25.9
Parts and service	15.2	16.5	15.7	16.9
Finance and insurance, net	3.7	3.5	3.7	3.4
Other	0.3	0.3	0.3	0.5
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	23.3	24.0	22.9	23.2
Used vehicle	11.7	11.6	12.4	12.9
Parts and service	40.4	42.1	40.8	42.4
Finance and insurance	23.6	21.2	22.8	20.3
Other	1.0	1.1	1.1	1.2
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross Profit:
New vehicle	6.5	7.3	6.6	7.4
Used vehicle - retail	8.9	8.6	9.3	9.5
Parts and service	42.2	41.9	42.0	42.5
Total	15.8	16.4	16.1	17.0